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TABLE OF CONTENTS
INDEX TO FINANCIAL STATEMENTS

As filed with the Securities and Exchange Commission on November 7, 2003.

Registration No.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

FIRST UNITED STATES CORPORATION

(Name of Small Business Issuer in Its Charter)

Delaware	6799	57-1182430
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(IRS employer identification number)

4261 Northside Drive
Atlanta, Georgia 30327
(404) 264-9301

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

4261 Northside Drive
Atlanta, Georgia 30327

(Address of principal place of business or intended principal place of business)

Cameron Adair, Chairman of the Board and Chief Executive Officer
4261 Northside Drive
Atlanta, Georgia 30327
(404) 264-9301

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas Prousalis, P.L.L.C.
1919 Pennsylvania Avenue, N.W.
Suite 200
Washington, D.C. 20006
(202) 296-9400
(202) 296-9403 Fax

Counsel to Registrant

        Approximate date of proposed sale of Registrant's securities to the public: As soon as practicable after the Registration Statement becomes effective.

        Approximate date of proposed sale of selling security holders' securities to the public: As soon as practicable after the Registration Statement becomes effective, but no sooner than a closing of a business combination, such as a merger or acquisition.

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 415, check the following box. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Units(1)	200,000	$5.25	$1,050,000	$362
Common Stock(1)	1,000,000	$1.00	$1,000,000	$345
Warrants(1)	1,000,000	$.05	$50,000	$17
Common Stock Underlying Warrants(2)	1,000,000	$1.10	$1,100,000	$379
Common Stock(3)(4)	5,000,000	$1.00	$5,000,000	$1,724
Warrants(3)(4)	5,000,000	$.05	$250,000	$86
Common Stock Underlying Warrants(2)	5,000,000	$1.10	$5,500,000	$1,897
Total Registration and Fee			$13,950,000	$4,810

(1)
We intend to offer, sell and distribute publicly not less than 20,000 units nor more than 200,000 units of our securities at an offering price of $5.25 per unit, for a minimum offering of $105,000 and a maximum offering of $1,050,000. Each unit consists of five shares of common stock, $.001 par value, and five redeemable warrants. The common stock and warrants are detachable and may trade separately immediately upon issuance.

(2)
Reserved for issuance upon exercise of the warrants. Pursuant to Rule 416 under the Securities Act of 1933, as amended, such additional number of shares of common stock subject to the warrants are also being registered to cover any adjustment resulting from stock splits, stock dividends or similar transactions. The indeterminate number of additional shares shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)
Also, the registration statement of which this prospectus forms a part covers the offering of 5,000,000 shares of common stock and 5,000,000 warrants owned by current stockholders, hereinafter collectively referred to as selling security holders. The securities may be offered and sold under certain circumstances. The sale of the securities of the selling security holders is subject to prospectus delivery and other requirements of the Securities Act.

(4)
The selling security holders intend to offer, sell and distribute publicly 5,000,000 shares of common stock at $1.00 per share and 5,000,000 warrants at $.05 per warrant as soon as practicable after the registration statement becomes effective, but no sooner than a closing of a business combination, such as a merger or acquisition.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

First United States Corporation

Cross-Reference Sheet
pursuant to Item 501(b)
Showing Location in Prospectus of Information
Required by Items of Form SB-2

Registration Statement Item		Caption in Prospectus

1.	Front of Registration Statement and Outside Front Cover of Prospectus	Facing Page; Cross-Reference Sheet; Prospectus Cover Page
2.	Inside Front and Outside Back Cover Pages of Prospectus	Prospectus Cover Page; Prospectus Back Cover Page
3.	Summary Information and Risk Factors	Prospectus Summary; The Company; Risk Factors
4.	Use of Proceeds	Use of Proceeds
5.	Determination of Offering Price	Risk Factors; Plan of Distribution
6.	Dilution	Dilution and Other Comparative Data
7.	Selling Security Holders	Description of Securities; Selling Security Holders
8.	Plan of Distribution	Prospectus Cover Page; Plan of Distribution
9.	Legal Proceedings	Legal Proceedings
10.	Directors, Executive Officers, Promoters and Control Persons	Management; Principal Shareholders
11.	Security Ownership of Certain Beneficial Owners and Management	Principal Shareholders
12.	Description of Securities	Description of Securities
13.	Interest of Named Experts and Counsel	Legal Matters; Experts
14.	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	Certain Relationships and Related Transactions
15.	Organization Within Five Years	Prospectus Summary; Proposed Business
16.	Description of Business	Proposed Business
17.	Management's Discussion and Analysis or Plan of Operation	Management's Plan of Operation
18.	Description of Property	Proposed Business
19.	Certain Relations and Related Transactions	Certain Relationships and Related Transactions
20.	Market for Common Equity and Related Stockholder Matters	Description of Securities; Selling Security Holders
21.	Executive Compensation	Management
22.	Financial Statements	Financial Statements
23.	Changes in and Disagreements With Accountants on Accounting and Financial Disclosure	Not applicable

PRELIMINARY PROSPECTUS DATED NOVEMBER 7, 2003

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

200,000 Units

5,000,000 Shares of Common Stock
5,000,000 Warrants

        Prior to this offering, there has been no public market for our securities. We intend to offer, sell and distribute publicly not less than 20,000 units nor more than 200,000 units of our securities at an offering price of $5.25 per unit, for a minimum offering of $105,000 and a maximum offering of $1,050,000. Each unit consists of five shares of common stock and five redeemable warrants. The common stock and warrants are detachable and may trade separately immediately upon issuance. Our offering is being offered on a "best efforts, minimum/maximum" basis during an offering period of 90 days, which may be extended for an additional 90 days. Should the minimum offering not be achieved during the offering period, investors' funds will be promptly returned without interest or deduction for commissions or expenses.

        The securities and proceeds of this offering, including the offering by the selling security holders, will be held in an escrow account until the closing of this offering and the closing of a business opportunity, such as a merger or acquisition.

        Subject to the sale of at least 20,000 units, we have agreed to pay to participating broker-dealers a sales commission of ten percent. We may also offer our securities directly to the public through our officers and directors in those jurisdictions where sales by such persons are permitted by law. Commissions on the sale of our securities are payable only to participating broker-dealers.

        Also, the registration statement of which this prospectus forms a part covers the offering of 5,000,000 shares of common stock at $1.00 per share and 5,000,000 warrants at $.05 per warrant owned by current stockholders, hereinafter collectively referred to as selling security holders. The securities offered by the selling security holders will not be offered and sold until the closing of this offering and the closing of a business opportunity, such as a merger or acquisition.

        We intend to have our units, common stock and warrants quoted on the electronic bulletin board, an electronic quotation system, in the over-the-counter market.

        The prices of our securities have been arbitrarily determined, and does not bear any relationship to our assets, book value, net worth or results of operations or any other established criteria of value.

        Investing in our securities involves risk. See "Risk Factors" beginning on page 5.

	Price to Public	Discounts and Commissions	Net Proceeds

Per Unit	$5.25	$.525	$4.725
Minimum	$105,000	$10,500	$94,500
Maximum	$1,050,000	$105,000	$945,000

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                         , 2003.

Reliance on Prospectus

        You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus may be used only where it is legal to sell these securities. The information in this prospectus may be accurate only on the date of this prospectus.

PROSPECTUS SUMMARY

First United States Corporation

        United States, a development stage corporation, was organized to provide a corporate entity in order to participate in certain business opportunities that arise from time to time. We are a blank check company and are subject to certain regulatory requirements imposed by Rule 419 of Regulation C under the Securities Act. We believe that following this offering certain business opportunities may become available to us due primarily to our status as a reporting publicly held company with liquid assets and to our flexibility in structuring and participating in certain business combinations, such as mergers and acquisitions. However, we have no plans, proposals, arrangements, understandings or agreements to participate in any specific business opportunity.

        United States was incorporated in Delaware in August 2003. In this prospectus, we refer to The First United States Corporation as "United States," "we" and "us." Our principal executive offices are located at 4261 Northside Drive, Atlanta, Georgia 30327, and our telephone number is (404) 264-9301.

The Offering

Securities Offered by United States:
Minimum	20,000 units
Maximum	200,000 units
Securities Offered by Selling Security Holders	5,000,000 shares 5,000,000 warrants
Shares Outstanding Prior to Offering	5,000,000 shares
Shares Outstanding After Offering:
Minimum	5,100,000 shares
Maximum	6,000,000 shares
Warrants Outstanding After Offering:
Minimum	5,100,000 warrants
Maximum	6,000,000 warrants
Comparative Share Ownership Upon Completion of Offering:
Minimum
Current Shareholders (5,000,000 shares)	98.04%
Public Shareholders (100,000 shares)	1.96%
Maximum
Current Shareholders (5,000,000 shares)	83.33%
Public Shareholders (1,000,000 shares)	16.67%
Use of Proceeds	Business development; working capital as utilized by prospective business opportunity candidate.

        United States is offering a minimum of 20,000 units and a maximum of 200,000 units at $5.25 per unit. Each unit comprises five shares of common stock and five redeemable warrants. Each warrant entitles the holder to purchase one share of our common stock at $1.10 per share during the four year period commencing 90 days from the effective date of this offering. The warrants are redeemable upon certain conditions. Should all of the warrants be exercised, of which there is no assurance, we will receive the proceeds therefrom aggregating up to an additional $6,600,000. The public offering price of the units and the exercise price and other terms of the warrants were arbitrarily determined by us and do not necessarily relate to our assets, book value or results of operations or any other established criteria of value.

        This offering also includes 5,000,000 shares of common stock at $1.00 per share and 5,000,000 warrants at $.05 per warrant offered by the selling security holders. The warrants are identical to the warrants included in the units being offered by United States. The resale of the securities of the selling security holders are subject to prospectus delivery and other requirements of the Securities Act, as amended. Sales of such securities or the potential of such sales at any time may have a material adverse effect on the market prices of the securities offered hereby. The selling security holder offering will not commence until the closing of this offering and the closing of a business opportunity, such as a merger or acquisition.

        The securities and proceeds of this offering shall remain in escrow until the closing of this offering and the closing of a business opportunity, such as a merger or acquisition.

Selected Financial Data

        The following table sets forth selected financial information concerning United States:

August 31, 2003
Balance Sheet:
Current assets	$5,000
Total assets	5,000
Current liabilities	—
Working capital	5,000
Stockholders' equity	5,000
Net tangible book value per share	$.001
Statement of Operations:
Revenue	$—
Total expenses	800
Net loss	$(800)

        The "Selected Financial Data" is a summary only and has been derived from and is qualified in its entirety by reference to United States' financial statements, included in this prospectus.

RISK FACTORS

Our business is difficult to evaluate because we have no operating history.

        Our operations are subject to all of the risks inherent in the establishment of a new business enterprise, including, but not limited to:

  •
  the absence of an operating history;

  •
  the problems, expenses, difficulties, complications and delays frequently encountered by a new business; and

  •
  we have not been in business long enough to enable an investor to make a reasonable judgment as to our future performance.

        Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our shareholders. We have no plans, proposals, arrangements, understandings or agreements to participate in any specific business opportunity, such that, among other aforementioned factors, this offering is a "blank check" offering.

Our business will have no revenues unless and until we merge with or acquire an operating business.

        We are a development stage company and have had no revenues from operations. We may not realize any revenues unless and until we successfully merge with or acquire an operating business.

We intend to issue more shares in a merger or acquisition, which will result in substantial dilution.

        Our certificate of incorporation authorizes the issuance of a maximum of 100,000,000 shares of common stock, $.001 par value. Any merger or acquisition effected by us may result in the issuance of additional securities without shareholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arms-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing shareholders.

We have substantial competition for business opportunities, which may affect our ability to merge with or acquire a business.

        We are and will continue to be an insignificant participant in the business of seeking business opportunities. A substantial number of established and well financed entities, including investment banking and venture capital firms, have recently increased their merger and acquisition activities, especially. Nearly all such entities have substantially greater financial resources, technical expertise and managerial capabilities than we have and, consequently, we will be at a competitive disadvantage in identifying suitable merger or acquisition candidates and successfully concluding a proposed merger or acquisition.

We have conducted no market research or identification of business opportunities, which may affect our ability to identify a business to merge with or acquire.

        We have neither conducted nor have others made available to us results of market research concerning prospective business opportunities. Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us. Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. There is no assurance that we will be able to acquire a business opportunity on terms favorable to us. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our shareholders.

Our offering is significantly regulated by Rule 419 of Regulation C under the Securities Act, which will significantly increase our time and costs of doing business.

        Rule 419 of Regulation C under the Securities Act generally requires:

  •
  the deposit of the securities and proceeds of our offering in an escrow account, and that the investors may not have access to their securities and funds for up to 18 months from the date of the prospectus;

  •
  that if the money is returned to the investors they will not be receiving interest on their funds; and

  •
  that if a significant number of investors do not reconfirm their investment, the business combination may not be closed and the investors will not be issued their securities.

        In a best efforts distribution of securities conducted on an "all or nothing" basis, or on any other basis in which payment will not be made to the issuer until some further event or contingency occurs, Rule 15c2-4 under the Exchange Act requires that a broker-dealer participant be obligated to either segregate funds received in a separate bank account, as agent or trustee, or to deposit promptly such funds with a bank pursuant to a written escrow agreement, pending the occurrence of the contingency. Broker-dealers that do not carry customer accounts or that are affiliated with the issuer must deposit offering funds in an escrow account established at a bank.

        In contingency offerings, Rule 419 provisions relating to the release of funds and Exchange Act Rule 10b-9 obligations will apply. Rule 10b-9 prohibits as a "manipulative or deceptive device or contrivance" under Section 10(b) of the Exchange Act any representations that a security is being offered on an "all or none" or "part or none" basis, unless prompt refunds are made to purchasers if the represented number of securities is not sold at the specified price within the specified time and the total amount due the seller is not received by the seller by the specified date. Also, Rule 15c2-4 does not permit the payment of underwriting commissions or disbursal of deposited funds to us until the specified contingency is satisfied. With respect to a blank check offering subject to both Rule 419 and Rule 15c2-4, the requirements of Rule 15c2-4 are applicable only until the conditions of the offering governed by that Rule are met, for example, reaching the minimum in a part-or-none offering, such as our offering. Upon satisfaction of these conditions, Rule 419 continues to govern the use of offering proceeds.

        Just as with Rule 15c2-4, for blank check offerings subject to both Rule 419 and Rule 10b-9, the requirements of Rule 10b-9 apply until the conditions of the offering governed by that Rule are met, for example, reaching the minimum in a part-or-none offering. Upon satisfaction of Rule 10b-9, the provisions of Rule 419 will continue to govern. Since we are a blank check company filing our initial registration statement for a contingent offering subject to Rule 10b-9, the provisions of the Rule apply only until the conditions subject to that Rule are met, but after satisfaction of such conditions an investor is not guaranteed a return of proceeds even if, as a result of investor refund requests under 419, the Rule 10b-9 conditions would no longer be met.

        Our ability to operate as a going concern is dependant upon the completion of this offering and the closing of a business opportunity, such as the merger with or acquisition of an operating business. If we receive less than all of the minimum proceeds as a result of later refunds under Rule 419, we may be materially adversely affected to the extent that we may not be able to implement the business plan of our business opportunity and we may, otherwise, be undercapitalized such that we may not have enough capital to implement and maintain our business operations.

        These requirements will significantly increase our time and costs of doing business, which may also have a material adverse effect on us.

We may be regulated under the Investment Company Act of 1940, which will significantly increase our compliance costs.

        Although we will be subject to regulation under the Securities Act and the Exchange Act, we believe that we will not be subject to regulation under the Investment Act insofar as (i) we will not be engaged in the business of investing or trading in securities, and (ii) we will attempt to obtain a controlling interest in any merger or acquisition candidate. We have not obtained a formal determination from the Commission as to our status under the Investment Act and, consequently, any violation of such Investment Act or any proposed activities which may bring it within the Investment Act may subject us to material adverse consequences, including significant registration and compliance costs. Because we do not intend to register under the Investment Act, investors will not have the benefit of the various protective provisions imposed on investment companies, including requirements for independent board members, mandated by such Investment Act.

We may be subject to certain tax consequences in our business, which may increase our costs of doing business.

        In the course of any merger or acquisition that we may undertake, a substantial amount of attention will be focused upon federal and state tax consequences to both us and the "target" company. Presently, under the provisions of federal and various state tax laws, a qualified reorganization between entities will generally result in tax-free treatment to the parties to the reorganization. While we expect to undertake any merger or acquisition so as to minimize federal and state tax consequences to both us and the "target" company, there is no assurance that such business combination will meet the statutory requirements of a reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A nonqualifying reorganization may result in the imposition of both federal and state taxes which may have a material adverse effect on us.

We may need additional capital to fund our operations and finance our growth beyond the initial 18 months operating period and we may not be able to obtain it on terms acceptable to us or at all.

        Our management intends to fund our operations and other capital needs, which are anticipated to be minor, for the next 18 months until such time as the closing of this offering and the closing of a business opportunity, such as a merger of acquisition. We do not anticipate requiring additional funds during the next 18 months. Our plan of operation following the effective date of this offering encompasses a merger with or acquisition of an operating business, but we will not know what our cash requirements will be until we close such merger or acquisition. We will not use any of the proceeds of this offering unless and until we close this offering and close a business opportunity. Should the business opportunity have profitable operations, its capital needs may not require the use of our proceeds which, in such event, will be held as working capital for future contingencies. We have made no arrangements to obtain future additional financing beyond this 18 months period, if required, and there can be no assurance that such financing will be available, or that it will be available on terms acceptable to us.

We have a requirement to keep our prospectus and state Blue Sky registration current and our failure to do so may limit your ability to resell our securities.

        We will be able to issue shares of our common stock upon the exercise of the warrants only if there is a current prospectus relating to the securities offered hereby under an effective registration statement filed with the Commission, and such common stock is then qualified for sale or exempt therefrom under applicable state securities laws of the jurisdictions in which the various holders of warrants reside. Although we intend to maintain a current registration statement, there can be no assurance, however, that we will be able to maintain a current registration statement due to associated fees and costs. We intend to offer and sell the warrants pursuant to certain exemptions from registration under certain state securities laws. Qualification for the offer and sale and exercise of the warrants in the states is essential for the establishment of a trading market in the securities. We can make no assurances that we will be able to exempt our securities in any state. We will be prevented, however, from issuing common stock upon exercise of the warrants in those states where exemptions are unavailable and we have failed to qualify the common stock issuable upon exercise of the warrants. We may decide not to seek, or may not be able to obtain exemption of the issuance of such common stock in all of the states in which the ultimate purchasers of the warrants reside. In such a case, the warrants of those purchasers will expire and have no value if such warrants cannot be exercised or sold.

The warrants offered as part of the units in this offering are subject to redemption at $.05 per warrant under certain conditions, which may be less than the value of the warrants.

        Each warrant entitles the holder to purchase one share of common stock at $1.10 per share during the four-year period commencing 90 days from the date of this prospectus. The warrants are redeemable by us for $.05 per warrant, on not less than 30 days nor more than 60 days written notice if the closing bid price for the common stock equals or exceeds $7.00 per share during any 30 consecutive trading day period ending not more than 15 days prior to the date that the notice of redemption is mailed, provided there is then a current effective registration statement under the Securities Act with respect to the issuance and sale of common stock upon the exercise of the warrants. We intend to qualify the sale of the securities in a limited number of states, although certain exemptions under certain state securities laws may permit the warrants to be transferred to purchasers in states other than those in which the warrants were initially qualified. See "Plan of Distribution—Exemption from State Registration."

Rule 419 requires the deposit of the securities and proceeds of the offering in an escrow account, which affects the liquidity for the escrowed securities.

        Rule 419 of Regulation C under the Securities Act generally requires among other things, the deposit of the securities and proceeds of the offering in an escrow account. During the term of the escrow, there is no liquidity for the escrowed securities since they may not be offered and sold, which may have a material adverse effect on your investement. The securities sold in this offering will be held in an escrow account and you will not be able to sell them until they are released upon the consummation of a business opportunity, such as a merger or acquisition. The securities may be held as long as 18 months from the date of this prospectus.

Our management has other financial and business interests to which a significant amount of time is devoted, which may pose significant conflicts of interest.

        Because our management has other financial and business interests, conflicts of interest may arise which may compete for management's services and time. Our management has no plans, proposals, arrangements, understandings or agreements to participate with any specific business opportunity with us. Should we consummate a business combination, such as a merger or acquisition, following the closing of this offering, our officers intend to negotiate annual remuneration packages not to exceed $250,000 per person with the combined company, provided that the candidate company will be able to afford such remuneration packages and which must be approved by the management of the candidate company. There is an inherent conflict of interest that management may put a higher priority on its remuneration package than it does on an acquisition's value to its stockholders. Our officers and directors may, in the future, hold similar positions in other blank check companies, which may conflict with the interests of our company. Conflicts may also arise in important matters such as identifying and selecting a merger or acquisition candidate. There can be no assurance that management will resolve all conflicts of interest in our favor.

Purchase of our securities involves suitability standards, which may limit your ability to participate in our offering.

        Purchase of our securities offered hereby is suitable only for accredited investors who have no need for liquidity in this investment and who have adequate means of providing for their annual needs and contingencies. Accordingly, our securities offered hereby will not be sold to a prospective accredited investor, as defined in Rule 501 of Regulation D, unless such investor: (i) has a net worth (inclusive of homes, personal property and automobiles) of at least $1 million, or (ii) has during the last two years, and expects to have during the current year, gross income from any source of at least $200,000.

        This prospectus contains forward-looking statements and information relating to us, our industry and to other businesses. These forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this prospectus, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

        After deducting the underwriting discounts and commissions and estimated offering expenses of this offering, we will receive net proceeds from this offering of approximately $69,500 if the minimum offering is sold and $845,000 if the maximum offering is sold. These proceeds will be utilized in order of priority as listed below for approximately 18 months substantially as follows:

	Approximate Amount of Net Proceeds
	Minimum Offering	%	Maximum Offering	%
Business development	$52,125	75.00	$633,750	75.00
Working capital	17,375	25.00	211,250	25.00

	$69,500	100.00	$845,000	100.00

        Since this offering is a "blank check" offering, and we have not identified a business opportunity, the use of proceeds of this offering cannot be described with specificity. United States and its officers, directors and principal stockholders have no plans, proposals, arrangements, understandings or preliminary agreements to participate in any specific business opportunity. All of the net proceeds will be utilized by United States' merger or acquisition candidate for the development of its business and for working capital. Uses of working capital will include, but not be limited to, general and administrative salaries, exclusive of management salaries, associated benefits, office lease and expenses. The salaries of the management of the business opportunity candidate will be paid from such company's cash flow and not from the proceeds of this offering. Legal fees of $75,000 associated with this offering will not be paid from the proceeds of this offering unless and until the maximum offering is sold, and with the consent of the business opportunity candidate. Should this offering sell less than the maximum offering, the legal fees will be deferred and may be assumed and paid by the business opportunity candidate from its own cash flow, provided that the candidate company will be able to afford such fees and which must be approved by the management of the candidate company. We may consummate a business combination even though the candidate company is not willing or able to afford such legal fees. Payment of the legal fees will not be a condition of closing the business opportunity.

        We intend to escrow all of the proceeds of this offering with the Riggs Bank, N.A., Washington, D.C., until the closing of this offering and the closing of a merger with or acquisition of a business. Following the completion of a merger with or acquisition of a business, all of the net proceeds will be used for business development and working capital.

        Working capital will be utilized by us to enhance and, otherwise, stabilize cash flow during the initial 18 months of operations following the completion of a merger with or acquisition of a business, such that any shortfalls between cash generated by operating revenues and costs will be covered by working capital. Our working capital may also be used for unforeseen requirements. Although we prefer to retain our working capital in reserve, we may be required to expand part or all of these proceeds as financial demands dictate. We may find it necessary or advisable to use portions of the proceeds for other purposes. Pending application of the net proceeds as described above, we may invest the net proceeds of this offering in insured, short-term, investment-grade, interest-bearing securities.

DILUTION

        "Dilution" is the difference between the offering price and the net tangible book value of our shares of common stock immediately after the offering. "Net tangible book value" is determined by dividing the number of shares of common stock issued and outstanding into our net tangible worth (tangible assets less liabilities).

        Our net tangible book value at August 31, 2003, was $5,000, or $(.001) per share. Our pro forma net tangible book value at the closing of this offering will be $99,500, or $.02 per share, if the minimum number of shares is sold and $950,000, or $.16 per share, if the maximum number of shares is sold. These computations, which give effect to discounts and commissions of the offering, represent an immediate increase in net tangible book value of $.02 per share to present shareholders if the minimum number of shares offered is sold and $.16 per share to present shareholders if the maximum number of shares offered is sold. These computations represent an immediate dilution of $.98 per share to public investors if the minimum number of shares is sold and an immediate dilution of $.84 per share to public investors if the maximum number of shares is sold.

        The following table illustrates the dilution of a public investor's equity in a share of common stock as of August 31, 2003, adjusted as described above.

	Assuming Minimum	Assuming Maximum
Public offering price per share	$1.00	$1.00
Net tangible book value per share, before public offering	$(.001)	$(.001)
Increase (to present shareholders) per share attributable to our proceeds from sale to public investors	$.02	$.16
Pro forma net tangible book value per share, after public offering	$.02	$.16
Dilution of book value per share to public investors	$.98	$.84

        The public investors purchasing the securities offered hereby for $1.00 per share will own 100,000 shares of our common stock, or 1.96 percent of the outstanding shares, for which they will have paid $100,000 if the minimum number of shares offered hereby is sold, and the public investors will own 1,000,000 shares of our common stock, or 16.67 percent of the outstanding shares, for which they will have paid $1,000,000 if the maximum number of shares offered hereby is sold. Our present shareholders, as a group, will own 5,000,000 shares, or 98.04 percent of the 5,100,000 shares which will then be outstanding if the minimum number of shares offered hereby is sold and 83.33 percent of the 6,000,000 shares which will then be outstanding if the maximum number of shares offered hereby is sold, for which they have paid $5,000.

        The following table compares the public offering price of $1.00 per share and the percentage of our common stock to be owned by the public investors after giving effect to this offering, with the cash consideration paid and the percentage of our common stock to be owned by our current stockholders:

	Shares Purchased	Percentage of Total Shares(1)	Average Price Per Share	Total Consideration Paid(2)	Percentage of Total Consideration Paid
Shares to be Purchased by Public Investors:
Minimum	100,000	1.96	$1.00	$100,000	95.24
Maximum	1,000,000	16.67	$1.00	$1,000,000	99.50
Shares Purchased by our Current Stockholders:
Minimum	5,000,000	98.04	$.001	$5,000	4.76
Maximum	5,000,000	83.33	$.001	$5,000.50

(1)
Does not include the exercise of up to 1,000,000 warrants included in this offering and 5,000,000 warrants offered by selling security holders. Our current stockholders are selling security holders in this offering and own a commensurate number of warrants matching their common stock ownership. Each warrant entitles the holder to purchase one share of our common stock at $1.10 per share during the four year period commencing 90 days from the effective date of this offering. The warrants are redeemable upon certain conditions. Should all of the warrants be exercised, of which there is no assurance, we will receive the proceeds therefrom aggregating up to an additional $6,600,000.

(2)
Without deducting discounts and commissions and the expenses of this offering.

CAPITALIZATION

        The following table sets forth our capitalization, as of August 31, 2003, and as adjusted for the sale of the securities in this offering. The table should be read in conjunction with the financial statements, and the notes, beginning on page F-1.

		Pro Forma
	Historical Data at August 31, 2003	As Adjusted(1)(2)
		Minimum	Maximum
Long-term debt	$—	$—	$—
Stockholders' equity(2)
Common stock, $.001 par value, 100,000,000 shares authorized; 5,000,000, 5,100,000 and 6,000,000 shares to be outstanding, respectively	5,000	5,100	6,000
Additional paid-in capital	—	94,400	944,000

Total stockholders' equity	$5,000	$99,500	$950,000

(1)
No broker-dealer firm has made a commitment to purchase any of the units offered hereby. The first 20,000 units are offered on a "best efforts, all-or-none" basis and the remaining 200,000 units are offered on a "best efforts" basis. There are no assurances that any or all of the units will be sold.

(2)
Does not include the exercise of up to 1,000,000 warrants included in this offering and 5,000,000 warrants offered by selling security holders. Our current stockholders are selling security holders in this offering and own a commensurate number of warrants matching their common stock ownership. Each warrant entitles the holder to purchase one share of our common stock at $1.10 per share during the four year period commencing 90 days from the effective date of this offering. The warrants are redeemable upon certain conditions. Should all of the warrants be exercised, of which there is no assurance, we will receive the proceeds therefrom aggregating up to an additional $6,600,000.

DIVIDEND POLICY

        We have never paid cash dividends on our common stock and have no plans to do so in the foreseeable future. The declaration and payment of any dividends in the future will be determined by our board of directors and will depend on a number of factors including our earnings, capital requirements and overall financial condition.

MANAGEMENT'S PLAN OF OPERATION

        Our plan of operation should be read in conjunction with our financial statements and the related notes that appear elsewhere in this prospectus. The discussion contains forward-looking statements that reflect our plans, estimates and beliefs of our development stage company. Our actual results may differ materially from those discussed in the forward-looking statements. Factors that may cause or contribute to these differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in "Risk Factors."

        We have not had any revenues since inception. Our sole objective is to acquire an operating business through a merger or acquisition.

        Management of United States intends to fund our operations and other capital needs, which are anticipated to be minor, for the next 18 months until such time as the closing of this offering and the closing of a business opportunity, such as a merger or acquisition. We do not anticipate requiring additional funds during the next 18 months. Our plan of operation following the effective date of this offering encompasses a merger with or acquisition of an operating business, but we will not know what our cash requirements will be until we close such merger or acquisition. We will not use any of the proceeds of this offering unless and until we close this offering and close a business opportunity. Our management will bear the expense to locate and identify an operating business candidate, and those expenditures are expected to be minor. The expenses will be reimbursed following the closing of the business opportunity with the consent of the business opportunity candidate. Should the business opportunity have profitable operations, its capital needs may not require the use of our proceeds which, in such event, will be held as working capital for future contingencies. We have no plans, proposals, arrangements, understandings or agreements to participate in any specific business opportunity. We have made no arrangements to obtain future additional financing beyond this 18 months period, if required, and there can be no assurance that such financing will be available, or that it will be available on terms acceptable to us.

        Our ability to continue as a going concern is dependent upon the completion of this offering. In view of the limited amount of funds available to us in this offering, we may exhaust our limited financial resources soon after we merge with or acquire an operating business due to its financial demands.

        Subsequent to the closing of this offering and the closing of a business opportunity, our net proceeds will be for the development of the business opportunity and for working capital. The development of the business opportunity may be hampered by our limited resources and, as a result, may have a material adverse affect on our ability to continue as a going concern.

PROPOSED BUSINESS

        United States, a development stage company, was incorporated in Delaware in August 2003. Since inception, our principal activity has been directed to organizational efforts.

        United States was organized to provide a corporate entity in order to participate in certain business opportunities that arise from time to time. We believe that following this offering certain business opportunities may become available to us due primarily to our status as a reporting publicly held company with liquid assets and to our flexibility in structuring and participating in certain business combinations, such as mergers and acquisitions. We will not participate in any business opportunity for which current audited financial statements cannot be obtained. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our shareholders. We have no plans, proposals, arrangements, understandings or agreements to participate in any specific business opportunity.

        Certain regulatory requirements apply to blank check offerings, such as our offering. General requirements include:

  •
  the deposit of the securities and proceeds of the offering in an escrow account;

  •
  the disclosure of certain offering terms of the escrow agreement and information regarding a probable merger or acquisition;

  •
  a post-effective amendment of a probable merger or acquisition;

  •
  funds held in the escrow account may be released to us and securities may be delivered to the purchasers or other registered holders identified on the deposited securities only at the same time as or after (i) the escrow agent has received a signed representation from us, together with other evidence acceptable to it, that the requirements with respect to the terms of the offering and filing with the Commission have been met; and (ii) consummation of a business opportunity, such as a merger or acquisition; and

  •
  securities held in escrow may not be offered for sale or sold.

        The terms of the post-effective amendment must provide, and we must satisfy, the following general conditions:

  •
  delivery of a current prospectus contained in the post-effective amendment;

  •
  notification in writing that the purchaser elects to remain an investor;

  •
  the acquisition will be consummated if a sufficient number of purchasers confirm their investment with us; and

  •
  if an acquisition has not occurred within 18 months following the effective date of this offering, the securities and funds held in escrow shall be promptly returned to the purchasers.

        Our management has substantial experience in merchant and investment banking, corporations and finance. Because of our limited resources, however, it may be anticipated that we may acquire an interest in one or a few business opportunities to which our management is exposed and which is determined to be reasonably suitable.

        Persons purchasing shares in this offering and other shareholders will not have the opportunity to participate in any of our ordinary business decisions. Our proposed business is characteristically referred to as a blind pool since investors will entrust their investment funds to our management before they have the chance to analyze any ultimate use to which their funds may be used. Consequently, our potential success is heavily dependent on our management, which will have unilateral discretion in identifying and entering into a business opportunity, such as a merger or acquisition.

        Our management anticipates that it may be able to participate in only one potential business venture, due primarily to our limited financing. This lack of diversification should be considered a risk factor in investing in us because it will not permit us to offset potential losses from one venture against gains from another.

        There are no plans, proposals, arrangements, understandings or agreements with respect to the sale of additional securities to affiliates or others following the registered distribution herein and prior to the identification of a business opportunity.

        We have, and will continue to have following the completion of this offering, insufficient capital with which to provide the owners of business opportunities with any substantial cash or other assets. However, our management believes that we will offer owners of business opportunities the opportunity to acquire a controlling ownership interest in a public company at substantially less cost than is required to conduct an initial public offering of securities. The owners of the business opportunities will, however, incur significant post-merger or acquisition registration costs in the event they wish to register a portion of their shares for subsequent sale. We will also incur significant legal fees and expenses in connection with the acquisition of a business opportunity including:

  •
  the costs of preparing post-effective amendments, interim reports, quarterly reports, annual reports and proxy materials; and

  •
  legal fees and expenses incurred in the preparation of legal documents for mergers and acquisitions.

        Nevertheless, our management has not conducted market research and is not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

        Compensation may be paid or profit transactions may occur in connection with a merger or acquisition by us by means of a stock exchange transaction or other similar means, including, but not limited to, payments of business advisory, legal and accounting fees, sales of current securities, positions and other methods of payment by which current security holders receive funds, securities or other assets.

        Following the closing of this offering, we must maintain a current registration statement which may require updating by the filing of a post-effective amendment. A post-effective amendment is required when facts or events have occurred which represent a fundamental change in the information contained in the registration statement, such as the participation in a business opportunity related to a merger or acquisition. Further, upon the closing of the merger or acquisition, the successor company would assume significant compliance and reporting obligations and costs before the Commission, including the filing of a Form 8-K and a registration statement with the Commission in order to become an Exchange Act reporting company, which may have a material adverse effect on such company.

Evaluation of Opportunities

        The analysis of new business opportunities will be undertaken by or under the supervision of our management. Our management intends to concentrate on identifying preliminary prospective business opportunities upon the closing of this offering. We may retain paid outside business advisors to assist in evaluating business opportunities. Members of our management will not be entitled to a finder's fee for locating a merger or acquisition candidate. Such advisors, if any, will not be affiliated with us or our management. We have no preliminary plans, proposals, arrangements, understandings or agreements with any party to borrow funds to increase the amount of capital available.

        In analyzing prospective business opportunities, our management will consider such matters as:

  •
  the available technical, financial and managerial resources;

  •
  working capital and other financial requirements;

  •
  history of operations, if any;

  •
  prospects for the future;

  •
  nature of present and expected competition;

  •
  the quality and experience of management services which may be available and the depth of that management;

  •
  the potential further research, development or exploration;

  •
  specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of us;

  •
  the potential for growth or expansion;

  •
  the potential for profit;

  •
  the perceived public recognition or acceptance of products, services or trades;

  •
  name identification; and

  •
  other relevant factors.

        Our management will meet personally with management and key personnel of the firm sponsoring the business opportunity as part of their investigation. To the extent possible, we intend to utilize written reports and personal and professional investigations to evaluate the above factors. We will not merge with or acquire any company for which audited current financial statements cannot be obtained.

Acquisition of Opportunities

        In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture or licensing agreement with another corporation or entity. We may also purchase stock or assets of any existing business. On the consummation of a transaction, it is possible that our present management and shareholders will not be in control of United States. In addition, our management may, as part of the terms of the acquisition transaction, resign and be replaced by new management without a vote of our shareholders.

        It is anticipated that any securities issued in any such reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of this transaction, we may agree to register such securities either at the time the transaction is consummated, under certain conditions or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market which may develop in our securities may have a depressive and material adverse effect on such market.

        While the actual terms of a transaction to which we may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under the Internal Revenue Code of 1986, as amended. In order to obtain tax-free treatment under the Code, it may be necessary for the owners of the acquired business to own 80 percent or more of the voting stock of the surviving entity. In such event, our shareholders, including investors in this offering, will retain 20 percent or less of the issued and outstanding shares of the surviving entity, which will result in significant dilution in the equity of such shareholders.

        As part of our investigation, our management will meet personally with management and key personnel, may visit and inspect facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel and take other reasonable and investigative measures, as part of its due diligence, to the extent of our limited resources and management expertise.

        The manner in which we participate in an opportunity will depend on the nature of the opportunity, our respective needs and desires and other parties, the management of the opportunity and our relative negotiating strength and such other management.

        With respect to any mergers or acquisitions, negotiations with target company management will be expected to focus on the percentage of our company which target company shareholders would acquire in exchange for their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, our shareholders will in all likelihood hold a lesser percentage ownership interest in us following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event we acquire a target company with substantial assets. Any merger or acquisition effected by us can be expected to have a significant dilutive effect on the percentage of shares held by our then existing shareholders, including purchasers in this offering.

        Should we consummate a business combination, such as a merger or acquisition, following the closing of this offering, our officers intend to negotiate an annual remuneration package not to exceed $250,000 per person with the combined company, which must be approved by the candidate company. Securities owned or controlled by affiliates and our associates will not be sold in any business combination transaction without affording all of our shareholders a similar opportunity.

        It is unlikely that we will have sufficient funds from the proceeds of this offering to undertake any significant development, marketing and manufacturing of any products which may be acquired. Accordingly, following the acquisition of such product, we will, in all likelihood, be required to either seek additional debt or equity financing or obtain funding from third parties, in exchange for which we would probably be required to give up a substantial portion of our interest in any acquired product. There is no assurance that we will be able to either obtain additional financing or interest third parties in providing funding for the further development, marketing and manufacturing of any products acquired.

        We will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and conditions which must be satisfied by each of the parties prior to such closing, will outline the manner of bearing costs if the transaction is not closed, will set forth remedies on default and will include miscellaneous other terms.

        It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant merger and acquisition agreements, disclosure documents and other instruments will require substantial management time and attention and significant fees and expenses for attorneys, accountants and others. If a decision is made not to participate in a specific business opportunity, the costs and expenses therefore incurred in the related investigation would not be recoverable. Futhermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to us of the related costs and expenses incurred.

        Our management believes that we may be able to benefit from the use of "leverage" in the acquisition of a business opportunity. Leveraging a transaction involves the acquisition of a business through incurring indebtedness for a portion of the purchase price of that business. Through a leveraged transaction, we would be able to participate in a larger venture to have funds available to the operations of the business opportunity, the acquisition of other business opportunities or to other activities. The borrowing involved in a leveraged transaction will ordinarily be secured by our combined assets and the business opportunity to be acquired. If the combined enterprises are not able to generate sufficient revenues or make payments on the debt incurred to acquire that business opportunity, the lender would be able to exercise the remedies provided by law or by contract. These leveraging techniques, while reducing the amount of funds that we must commit to a business opportunity acquisition may correspondingly increase our risk of loss. No assurance can be given as to the terms or the availability of financing for any acquisition by us. During periods when interest rates are relatively high, the benefits of the leveraging are not as great as during periods of lower interest rates because the investment in the business opportunity held on a leveraged basis will only be profitable if it generates sufficient revenues to cover the related debt and other costs of the financing. Lenders from which we may obtain funds for purposes of a leveraged buyout may impose restrictions on our future borrowing, dividend and operating policies. It is not possible at this time to predict the restrictions, if any, which lenders may impose or the impact thereof on us.

        Our operations following our acquisition of an interest in a business opportunity will be dependent on the nature of the opportunity and interest acquired. We are unable to predict whether we will be in control of the opportunity or whether present management will be in control of us following the acquisition. It may be expected that the business of the opportunity will present various risks to investors, certain of which have been generally summarized herein.

Regulation

Your Rights and Substantive Protections Under Rule 419

  Deposit of Offering Proceeds and Securities

        The Securities Act imposes certain regulatory requirements on blank check offerings, such as our offering. In particular, Rule 419 of Regulation C under the Securities Act generally requires:

  •
  the deposit of the securities and proceeds of the offering in an escrow account;

  •
  the disclosure of certain offering terms of the escrow agreement and information regarding a probable merger or acquisition;

  •
  a post-effective amendment of a probable merger or acquisition; and

  •
  the disclosure of certain conditions on the release of deposited funds and securities of the offering.

        For purposes of Rule 419, a blank check offering is a company, such as ours, that is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies. Rule 419 also applies in its entirety to the offering by the selling security holders, including the escrow of their securities and funds until the closing of a business opportunity, such as a merger with or acquisition of an operating company.

        We have established an escrow account for the funds and securities of our offering with the Riggs Bank, N.A., Washington, D.C., an FDIC insured depository institution, in compliance with the Securities Act. If funds and securities are deposited into an escrow account maintained by an insured depository institution, the Act requires that the deposit account records of the insured depository institution must provide that funds and securities in the escrow account are held for the benefit of the purchasers named and identified in accordance with the regulations of the Federal Deposit Insurance Corporation, and the records of the escrow agent, maintained in good faith and in the regular course of business, must show the name and interest of each party to the account.

        All offering proceeds, after deduction of cash paid for underwriting commissions, underwriting expenses and dealer allowances, and amounts permitted to be released to us, which is ten percent of the offering proceeds, shall be deposited promptly into the escrow account; provided, however, that no deduction may be made for underwriting commissions, underwriting expenses or dealer allowances payable to an affiliate of us.

        We intend to invest the deposited proceeds of our offering into an obligation that constitutes a "deposit," as that term is defined in the Federal Deposit Act, or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States, in compliance with the Securities Act.

        Interest or dividends earned on the funds, if any, shall be held in the escrow account until the funds are released. If funds held in the escrow account are released to a purchaser of the securities, the purchasers shall receive interest or dividends earned, if any, on such funds up to the date of release. If funds held in the escrow account are released to us, interest or dividends earned on such funds up to the date of release may also be released to us.

        We may receive up to ten percent of the proceeds remaining after payment of underwriting commissions, underwriting expenses and dealer allowances, exclusive of interest or dividends, as those proceeds are deposited into the escrow account.

        All securities issued in connection with the offering, including securities offered by selling security holders, whether or not for cash consideration, and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends or similar rights, shall be deposited directly into the escrow account promptly upon issuance until the closing of this offering and the closing of a business opportunity, such as a merger or acquisition, and until the conditions for release of deposited funds and securities have been met. The identity of the purchaser of the securities shall be included on the stock certificates or other documents evidencing such securities.

        Securities held in the escrow account are to remain as issued and deposited and shall be held for the sole benefit of the purchasers, who shall have voting rights, if any, with respect to securities held in their names, as provided by applicable state law. No transfer or other disposition of securities held in the escrow account or any interest related to such securities shall be permitted other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act, as amended.

        Warrants, convertible securities or other derivative securities relating to securities held in the escrow account may be exercised or converted in accordance with their terms; provided, however, that securities received upon exercise or conversion, together with any cash or other consideration paid in connection with the exercise or conversion, are promptly deposited into the escrow account.

        A copy of the escrow agreement, which outlines the terms and conditions above, has been included as an exhibit to our registration statement, of which this prospectus forms a part.

  Prescribed Acquisition Criteria and Post-Effective Amendment

        If, during any period in which offers or sales of our securities are being made, a significant merger or acquisition becomes probable, we shall promptly file a post-effective amendment disclosing the information specified by the applicable registration statement form, including our financial statements and the company to be merged with or acquired as well as pro forma financial information required by the form and applicable rules and regulations. Where warrants, rights or other derivative securities are issued in our initial offering of securities are exercisable, there will be a continuous offering of the underlying security.

        Upon the execution of any agreement for the merger with or acquisition of a business or assets that will constitute our business and which the fair value of the business or net assets to be acquired represents at least 80 percent of the maximum offering proceeds, including proceeds received or to be received by selling security holders and upon the exercise or conversion of any securities offered, but excluding amounts payable to non-affiliates for underwriting commissions, underwriting commissions and dealer allowances, we shall file a post-effective amendment that:

  •
  discloses the information specified by the applicable registration statement form, including our financial statements and the company acquired or to be acquired and pro forma financial information required by the form and applicable rules and regulations; and

  •
  discloses the results of our initial offering, including, but not limited to the gross offering proceeds received to date, specifying the amounts paid for underwriting commissions, underwriting expenses and dealer allowances, amounts disbursed to us and amounts remaining in the escrow account; and the specific amount, use and application of funds disbursed to us to date, including, but not limited to, the amounts paid to officers, directors, promoters, controlling shareholders or affiliates, either directly or indirectly, specifying the amounts and purposes of such payments; and discloses the terms of the offering.

  Reconfirmation of Offering

        The terms of the offering must provide, and we must satisfy, the following conditions:

  •
  within five business days after the effective date of the post-effective amendment, we shall send by first class mail to each purchaser of securities held in escrow, a copy of the prospectus contained in the post-effective amendment and any amendment or supplement thereto;

  •
  each purchaser shall have no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the purchaser elects to remain an investor. If we have not received such written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any held in escrow shall be sent by first class mail or other equally prompt means to the purchaser within five business days; should we return investors' funds under Rule 419 and only satisfy the minimum offering, it may have a material adverse effect on our ability to implement our business plan;

  •
  the acquisition meeting the criteria set forth above will be consummated if a sufficient number of purchasers confirm their investment with us; and

  •
  if a consummated acquisition meeting the requirements above has not occurred by a date 18 months after the effective date of our initial registration statement, funds held in escrow shall be returned by first class mail to the purchasers within five business days following that date.

  Release of Securities and Funds

        Funds held in the escrow account may be released to us and securities may be delivered to the purchasers or other registered holders identified on the deposited securities only at the same time as or after:

  •
  the escrow agent has received a signed representation from us, together with other evidence acceptable to it, that the requirements with respect to the terms of the offering and filing with the Commission when we sign an agreement as described above have been met; and

  •
  consummation of an acquisition meeting the above described requirements.

        If funds and securities are released from the escrow account to us as described above, our prospectus will be supplemented to indicate the amount of funds and securities released and the date of the release.

        We will furnish to our security holders audited financial statements for our first full fiscal year of operations following consummation of an acquisition, together with other required information no later than 90 days after the end of the fiscal year and file the financial statements and additional information with the Commission.

        If a consummated acquisition meeting the criteria described above has not occurred within 18 months after the date of this prospectus, funds held in the escrow account will be returned to the purchasers.

        Also, pursuant to the terms of the escrow agreement, funds held in the escrow account may be released to us and securities may be delivered to the purchasers or other registered holders identified on the deposited securities only at the same time as or after:

  •
  the escrow agent has received a signed representation from us, together with other evidence acceptable to the escrow agent, that the above requirements have been met; and

  •
  the consummation of the merger or acquisition has occurred.

        If the funds and securities are released from the escrow to us, the prospectus shall be supplemented to indicate the amount of funds and securities released and the date of release.

Investment Company Act of 1940

        The Investment Act defines an "investment company" as an issuer which is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading of securities. While we do not intend to engage in such activities, we may become subject to regulation under the Investment Act in the event we obtain or continue to hold a minority interest in any number of enterprises. We may be expected to incur significant registration and compliance costs if required to register under the Investment Act. Accordingly, our management will continue to review our activities from time to time with a view toward reducing the likelihood that we may be classified as an "investment company."

        We may participate in a business opportunity by purchasing, trading or selling the securities of such business. However, we do not intend to engage primarily in such activities and are not registered and do not propose to register as an "investment company" under the Investment Act. We believe that such registration is not required. Specifically, we intend to conduct our activities so as to avoid being classified as an "investment company" under the Investment Act, and therefore avoid application of the costly and restrictive registration and other provisions of the Investment Act and the regulations promulgated thereunder.

        We intend to implement our proposed business in a manner which will not result in we being classified as an "investment company." Consequently, our participation in a business or opportunity through the purchase and sale of investment securities will be limited. In order to avoid classification as an investment company, we will use a significant portion of the net proceeds of this offering to search for, analyze, merge, acquire or participate in a business or opportunity by acquiring a majority interest therein, which does not involve the acquisition of investment securities as defined in the Investment Act.

        Implementation of our proposed business, especially if it involves a business reorganization as discussed above, may be necessitate changes in our capital structure, management, control and business. Each of these areas is regulated by the Investment Act, which regulation has the purported purpose of protecting purchases of investment company securities. Since we do not intend to register as an investment company, the purchasers in this offering will not otherwise be afforded these protections.

MANAGEMENT

        The officers and directors of United States are as follows:

Name	Title
Cameron Adair	Chairman of the Board, Chief Executive Officer, Chief Financial Officer
Thomas H. Hiles	President, Secretary, Director

        Our directors hold office for a period expiring on December 31, 2004. At present, our by-laws provide for not less than one director nor more than 11 directors. Currently, there are two directors. The by-laws permit the board of directors to fill any vacancy and such director may serve until the next annual meeting of shareholders or until his successor is elected and qualified. Officers serve at the discretion of the board of directors. There are no family relationships among any officers or directors. Each of the officers intends to devote approximately 25 hours per week to our business following the closing of this offering.

        The principal occupation and business experience for each officer and director of United States for at least the last five years are as follows:

        Cameron Adair, 58, is chairman of the board, chief executive officer and chief financial officer of United States. Mr. Adair has substantial investment and merchant banking, corporate finance and corporate restructuring experience in the United States and abroad. Since 1987, Mr. Adair has been chairman of the board and chief executive officer of ADG Group, an Atlanta-based international investment and merchant banking and corporate restructuring firm. Mr. Adair is a former member of the board of directors of the Turnaround Management Association, a Chicago-based international professional organization comprised of leading corporate turnaround specialists. Mr. Adair holds a B.A. degree from the University of Pennsylvania and a M.B.A. degree from The Wharton School of the University of Pennsylvania.

        Thomas H. Hiles, 58, is president and a director of United States. Mr. Hiles has substantial chief executive, corporate finance and business, management and financial advisory consulting experience. Since 1996, Mr. Hiles has been a business, management and financial advisory consultant to the food and beverage industries in the United States. From 1994 to 1996, Mr. Hiles was president and chief executive officer of Cott Beverages USA, a Columbus, Georgia-based subsidiary of Cott Corporation (NYSE:COT), the then third largest bottling company in North America. From 1998 to 2003, Mr. Hines was president and chief executive officer of Concord Beverage Company, a Philadelphia-based major bottling company for Pepsi-Cola and Coors, among other beverage companies. Mr. Hiles holds a B.A. degree from the University of Alabama.

Employees

        We presently have two employees, who are also our officers, each of whom intends to devote approximately 25 hours per week to our business following the closing of this offering. Our employees receive no compensation for their services during the period of time required to close on a business opportunity. We may engage, from time to time, business advisory services which will be rendered on an independent contractor basis following the closing of this offering. We may also engage, from time to time, professionals at customary rates to assist us in our operations, if required.

Facilities

        Our principal executive offices currently occupy approximately 1,000 square feet of offices located at 4261 Northside Drive, Atlanta, Georgia 30327, on a lease-free basis provided by our chairman of the board and chief executive officer. We incur no costs in the use of our offices. Our telephone number is (404) 264-9301.

Remuneration

        We have not paid any remuneration to any of our officers and director since our inception. Our officers have not entered into employment agreements with us and none intends to do so in the foreseeable future. However, should we consummate a business combination, such as a merger or acquisition, following the closing of this offering, our officers intend to negotiate annual remuneration packages not to exceed $250,000 per person with the combined company, provided that the candidate company will be able to afford such remuneration packages and which must be approved by the candidate company. We may consummate a business opportunity even though the candidate company is not willing or able to afford such remuneration packages. Nevertheless, certain inherent conflicts of interest exist where management is seeking annual remuneration from a business candidate while, at the same time, negotiating the terms and conditions of the merger or acquisition of the business. The best interests of our stockholders will be paramount in any decision to merge with or acquire a company, not the remuneration packages of our management. None of the proceeds of this offering will be used to pay the annual remuneration packages of our management. We have not obtained any key-man life insurance on our officers and do not intend to do so in the foreseeable future.

        Our officers may receive remuneration as part of an overall group insurance plan providing health, life and disability insurance benefits for our employees. The amount allocable to each individual officer cannot be specifically ascertained, but, in any event, will not exceed $25,000 as to each individual.

        Our directors are entitled to receive reasonable expenses incurred in attending meetings of our board of directors. The members of the board of directors intend to meet at least quarterly during our fiscal year, and at such other times duly called. We currently have two directors.

Possible Conflicts of Interest

        Our management has other financial and business interests to which a significant amount of time is devoted that may pose certain inherent conflicts of interest. We have no plans, proposals, arrangements, understandings or agreements to enter into any transaction for participating in any business venture with any officer, director or principal shareholder or with any firm or business organization with which they are affiliated, whether by reason of stock ownership, position as officer or director, or otherwise. Should we consummate a business combination, such as a merger or acquisition, following the closing of this offering, our officers intend to negotiate annual remuneration packages not to exceed $250,000 per person with the combined company, provided that the candidate company will be able to afford such remuneration packages and which must be approved by the management of the candidate company. There is an inherent conflict of interest that management may put a higher priority on its remuneration package than it does on an acquisition's value to its stockholders. Our officers and directors may, in the future, hold similar positions in other blank check companies, which may conflict with the interests of our company. Conflicts may also arise in important matters such as identifying and selecting a merger or acquisition candidate. There can be no assurance that management will resolve all conflicts of interest in our favor. Failure of management to conduct our business in our best interests may result in liability to our management.

Limitation on Liability of Directors

        As permitted by Delaware law, our certificate of incorporation includes a provision which provides that a director of United States shall not be personally liable to United States or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for:

  •
  any breach of the director's duty of loyalty to United States or its stockholders;

  •
  acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

  •
  the unlawful payment of dividends or the unlawful repurchase or redemption of stock; or

  •
  any transaction from which the director derives an improper personal benefit.

        This provision is intended to afford directors protection against, and to limit their potential liability for monetary damages resulting from, suits alleging a breach of the duty of care by a director. As a consequence of this provision, stockholders of United States will be unable to recover monetary damages against directors for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director's fiduciary duty and does not eliminate or limit the right of United States or any stockholder to obtain an injunction or any other type of nonmonetary relief in the event of a breach of fiduciary duty. Our management believes this provision will assist us in securing and retaining qualified persons to serve as directors. We are unaware of any pending or threatened litigation against us or our directors that would result in any liability for which such director would seek indemnification or similar protection.

        Such indemnification provisions are intended to increase the protection provided directors and, thus, increase our ability to attract and retain qualified persons to serve as directors. We intend to maintain a liability insurance policy for the benefit of our directors. We believe that the substantial increase in the number of lawsuits being threatened or filed against corporations and their directors and the general unavailability of directors liability insurance to provide protection against the increased risk of personal liability resulting from such lawsuits have combined to result in a growing reluctance on the part of capable persons to serve as members of boards of directors of public companies. We also believe that the increased risk of personal liability without adequate insurance or other indemnity protection for its directors may result in overcautious and less effective direction and management of United States.

        The provisions affecting personal liability do not abrogate a director's fiduciary duty to United States and its shareholders, but eliminate personal liability for monetary damages for breach of that duty. The provisions do not, however, eliminate or limit the liability of a director for failing to act in good faith, for engaging in intentional misconduct or knowingly violating a law, for authorizing the illegal payment of a dividend or repurchase of stock, for obtaining an improper personal benefit, for breaching a director's duty of loyalty, which is generally described as the duty not to engage in any transaction which involves a conflict between the interest of United States and those of the director, or for violations of the federal securities laws. The provisions also limit or indemnify against liability resulting from grossly negligent decisions including grossly negligent business decisions relating to attempts to change control of United States.

        The provisions regarding indemnification provide, in essence, that United States will indemnify our directors against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding arising out of the director's status as a director, including actions brought by or on behalf of United States. The provisions do not require a showing of good faith. Moreover, they do not provide indemnification for liability arising out of willful misconduct, fraud or dishonesty, for short-swing profits violations under the federal securities laws, or for the receipt of illegal remuneration. The provisions also do not provide indemnification for any liability to the extent such liability is covered by insurance. One purpose of the provisions is to supplement the coverage provided by such insurance.

        The provisions diminish the potential rights of action which might otherwise be available to shareholders by limiting the liability of officers and directors to the maximum extent allowable under Delaware law and by affording indemnification against most damages and settlement amounts paid by a director in connection with any shareholders derivative action. However, the provisions do not have the effect of limiting the right of a shareholder to enjoin a director from taking actions in breach of his fiduciary duty, or to cause United States to rescind actions already taken, although as a practical matter courts may be unwilling to grant such equitable remedies in circumstances in which such actions have already been taken. Although we have procured directors liability insurance coverage, there is no assurance that it will provide coverage to the extent directors would be indemnified and, in such event, we may be forced to bear a portion or all of the cost of the director's claims for indemnification. If we are forced to bear the costs for indemnification, the value of our stock may be adversely affected. In the opinion of the Commission, indemnification for liabilities arising under the Securities Act is contrary to public policy and, therefore, is unenforceable.

        United States intends to indemnify its officers and directors to the full extent permitted by Delaware law. Under Delaware law, a corporation may indemnify its agents for expenses and amounts paid in third party actions and, upon court approval in derivative actions, if the agents acted in good faith and with reasonable care. A majority vote of the board of directors, approval of the shareholders or court approval is required to effectuate indemnification.

        Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to officers, directors or persons controlling United States, we have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by United States of expenses incurred or paid by an officer, director or controlling person of United States in the successful defense of any action, suit or proceeding, is asserted by such officer, director or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information regarding our common stock owned on the date of this prospectus and, as adjusted, to reflect the sale of shares offered by this prospectus, by (i) each person who is known by United States to own beneficially more than five percent of our common stock; (ii) each of our officers and directors; and (iii) all officers and directors as a group:

			Percentage of Shares
				After Offering (5)
Name and Address		Number of Shares (4)	Before Offering
	Position			Minimum	Maximum
Cameron Adair(1)	Chairman of the Board, Chief Executive Officer, Chief Financial Officer	3,000,000	60.00	58.82	50.00
Thomas H. Hiles(2)	President, Secretary, Director	500,000	10.00	9.81	8.33
MCC Trust(3)	Stockholder	1,500,000	30.00	29.41	25.00
All Officers and Directors as a Group (2 persons)		3,500,000	70.00	68.63	58.33

(1)
4261 Northside Drive, Atlanta, Georgia 30327. The number of shares included in the table do not include 3,000,000 shares underlying warrants held by such beneficial owner.

(2)
7526 Masonboro Sound Road, Wilmington, North Carolina 28409. The number of shares included in the table do not include 500,000 shares underlying warrants held by such beneficial owner.

(3)
6450 Kedleston Court, McLean, Virginia 22101. The number of shares included in the table do not include 1,500,000 shares underlying warrants held by such beneficial owner. MCC Trust is a family trust, the beneficiaries of whom are the children of Thomas T. Prousalis, Jr., the principal of our legal counsel. The principal of our legal counsel, as a grantor of the trust, does not have sole or shared voting or investment power over the trust. The trustee of the trust, Dr. Stephen L. Wheeler, has sole voting and investment power over the trust and, as such, may be deemed to be the beneficial owner of these securities under the federal securities laws.

(4)
The principal stockholders intend to offer and sell all of their securities pursuant to a selling security holder offering. The securities offered by the selling security holders will be offered and sold during the 90-day period following the closing of this offering and the closing of a business opportunity, such as a merger or acquisition. See "Selling Security Holders." The principal stockholders have sole voting and sole investment power of their securities. The officers may be deemed to be promoters of United States.

(5)
Does not include the exercise of up to 1,000,000 warrants included in this offering and 5,000,000 warrants offered by selling security holders. Our current stockholders are selling security holders in this offering and own a commensurate number of warrants matching their common stock ownership. Each warrant entitles the holder to purchase one share of our common stock at $1.10 per share during the four year period commencing 90 days from the effective date of this offering. The warrants are redeemable upon certain conditions. Should all of the warrants be exercised, of which there is no assurance, we will receive the proceeds therefrom aggregating up to an additional $6,600,000.

  All securities issued in connection with the offering, including securities offered by selling security holders, and any other securities issued with respect to such securities, shall be deposited directly into the escrow account promptly upon issuance until the closing of this offering and the closing of a business opportunity, such as a merger or acquisition, and until the conditions for release of deposited funds and securities under Rule 419(e)(3) have been met.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        United States was incorporated in Delaware in August 2003. We have authorized capital of 100,000,000 shares of common stock, $.001 par value. United States has 5,000,000 shares of common stock and 5,000,000 warrants issued and outstanding prior to this offering.

        In August 2003, we issued 5,000,000 shares of common stock to three persons, including our two officers, in private placement transaction for aggregate consideration of $5,000. The price of the common stock to such persons was $.001 per share, or par value.

        Also, in August 2003, we issued 5,000,000 warrants to our three stockholders, including our two officers, in a pro rata distribution, in a private placement transaction for no consideration. Each warrant entitles the holder to purchase one share of our common stock at $1.10 per share during the four year period commencing 90 days from the effective date of this offering. The warrants are redeemable upon certain conditions. Should all of the warrants be exercised, of which there is no assurance, we will receive the proceeds therefrom aggregating up to an additional $6,600,000.

        The officers of United States may be deemed to be promoters of United States.

        We have not paid any remuneration to any of our officers since our inception. Our officers have not entered into employment agreements with us and none intends to do so in the foreseeable future. However, should we consummate a business combination, such as a merger or acquisition, following the closing of this offering, our officers intend to negotiate annual remuneration packages not to exceed $250,000 per person with the combined company, provided that the candidate company will be able to afford such remuneration packages and which must be approved by the candidate company.

        Legal fees of $75,000 associated with this offering and payable to our legal counsel will not be paid from the proceeds of this offering unless and until the maximum offering is sold, and with the consent of the business opportunity candidate. Should this offering sell less than the maximum offering, the legal fees will be deferred and may be assumed and paid by the business opportunity candidate from its own cash flow, provided that the candidate company will be able to afford such fees and which must be approved by the management of the candidate company.

        All unregistered securities issued by us prior to this offering are deemed restricted securities within the meaning of that term as defined in Rule 144 of the Securities Act and have been issued pursuant to certain private placement exemptions under Section 4(2) and Regulation D of the Securities Act, as promulgated by the Commission, such that the sales of the securities were to sophisticated or accredited investors, as that latter term is defined in Rule 215 and Rule 501 of Regulation D of the Securities Act, and were transactions by an issuer not involving any public offering. Such sophisticated or accredited investors had access to information necessary to make an informed investment decision.

        Our principal executive offices are provided on a lease-free basis by our chairman of the board and chief executive officer. We incur no costs in the use of our offices.

DESCRIPTION OF SECURITIES

Units

        United States intends to offer, sell and distribute publicly not less than 20,000 units nor more than 200,000 units of its securities at an offering price of $5.25 per unit, for a minimum offering of $105,000 and a maximum offering of $1,050,000. Each unit consists of five shares of common stock, $.001 par value, and five redeemable warrants. The common stock and warrants are detachable and may trade separately immediately upon issuance.

Common Stock

        The authorized capital stock of United States consists of 100,000,000 shares of common stock, $.001 par value. United States has 5,000,000 shares of common stock issued and outstanding prior to this offering. Holders of the common stock do not have preemptive rights to purchase additional shares of common stock or other subscription rights. The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of common stock are entitled to share equally in dividends from sources legally available therefor when, as and if declared by the board of directors and, upon liquidation or dissolution of United States, whether voluntary or involuntary, to share equally in the assets of United States available for distribution to stockholders. All outstanding shares of common stock are validly authorized and issued, fully paid and nonassessable, and all shares to be sold and issued as contemplated hereby, will be validly authorized and issued, fully paid and nonassessable. The board of directors is authorized to issue additional shares of common stock, not to exceed the amount authorized by our certificate of incorporation, and to issue options and warrants for the purchase of such shares, on such terms and conditions and for such consideration as the board may deem appropriate without further stockholder action. The above description concerning the common stock of United States does not purport to be complete. Reference is made to our certificate of incorporation and by-laws which are available for inspection upon proper notice at our offices, as well as to the applicable statutes of Delaware for a more complete description concerning the rights and liabilities of stockholders.

        Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of common stock do not have cumulative voting rights, the holders of more than 50 percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the board of directors.

Warrants

        Prior to this offering, there were 5,000,000 warrants issued and outstanding. The warrants will be issued in registered form. The following discussion of certain terms and conditions of the warrants is qualified in its entirety by reference to the terms and conditions evidenced on the warrant certificate. A form of the certificate representing the warrants has been filed as an exhibit to the registration statement of which this prospectus forms a part.

        Each of the warrants entitles the registered holder to purchase one share of common stock. The warrants are exercisable at a price of $1.10 per share, which exercise price has been arbitrarily determined by United States, during the four year period commencing 90 days from the effective date of this offering. The warrants are redeemable by us for $.05 per warrant, on not less than 30 days nor more than 60 days written notice if the closing bid price for the common stock equals or exceeds $7.00 per share during any 30 consecutive trading day period ending not more than 15 days prior to the date that the notice of exemption is mailed, provided there is then a current effective registration statement under the Securities Act with respect to the issuance and sale of common stock upon the exercise of the warrants. Should all of the warrants be exercised, of which there is no assurance, we will receive the proceeds therefrom aggregating up to an additional $6,600,000. The warrants are entitled to the benefit of adjustments in their exercise prices and in the number of shares of common stock or other securities deliverable upon the exercise thereof in the event of a stock dividend, stock split, reclassification, reorganization, consolidation or merger.

        The warrants may be exercised at any time and continuing thereafter until the close of four years from the date hereof, unless such period is extended by United States. After the expiration date, warrant holders shall have no further rights. Warrants may be exercised by surrendering the certificate evidencing such warrant, with the form of election to purchase on the reverse side of such certificate properly completed and executed, together with payment of the exercise price and any transfer tax, to the warrant agent. If less than all of the warrants evidenced by a warrant certificate are exercised, a new certificate will be issued for the remaining number of warrants. Payment of the exercise price may be made by cash, bank draft or official bank or certified check equal to the exercise price.

        Warrant holders do not have any voting or any other rights as shareholders of United States. United States has the right at any time to redeem the warrants, at a price of $.05 per warrant, by written notice to the registered holders thereof, mailed not less than 30 nor more than 60 days prior to the redemption date. United States may exercise this right only if the closing bid price for the common stock equals or exceeds $7.00 per share during a 30 consecutive trading day period ending no more than 15 days prior to the date that the notice of redemption is mailed, provided there is then a current registration statement under the Securities Act, as amended, with respect to the issuance and sale of common stock upon the exercise of the warrants. If United States exercises its right to call warrants for redemption, such warrants may still be exercised until the close of business on the day immediately preceding the redemption date. If any warrant called for redemption is not exercised by such time, it will cease to be exercisable, and the holder thereof will be entitled only to the repurchase price. Notice of redemption will be mailed to all holders of warrants or record at least 30 days, but not more than 60 days, before the redemption date. The foregoing notwithstanding, American may not call the warrants at any time that a current registration statement under the Securities Act is not then in effect.

        In order for the holder to exercise a warrant, there must be an effective registration statement, with a current prospectus on file with the Commission covering the shares of common stock underlying the warrants, and the issuance of such shares to the holder must be registered, qualified or exempt under the laws of the state in which the holder resides. If required, United States will file a new registration statement with the Commission with respect to the securities underlying the warrants prior to the exercise of such warrants and will deliver a prospectus with respect to such securities to all holders thereof as required by Section 10(a)(3) of the Securities Act.

Shares Eligible for Future Sale

        In January 2000, the Commission issued an interpretative letter to the NASD which concluded that promoters or affiliates of a blank check company and their transferees would act as "underwriters" under the Securities Act when reselling the securities of a blank check company. Such letter also indicated that the Commission believed that those securities can be resold only through a registered offering. Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of such Rule.

        The Commission also believes that shareholders who obtain securities directly from a blank check issuer, rather than through promoters and affiliates, may not use Rule 144 to resell their securities, since their resale transactions would appear to be designed to distribute or redistribute securities to the public without compliance with the registration requirements of the Securities Act.

        If the outstanding shares were registered for resale, the Commission would take the view that Rule 419 of Regulation C would apply to those resales. Further, the resale offering would be considered an offering "by or on behalf of the registrant" for purposes of Rule 415(a)(4), which applies to "at the market" offerings, such that:

  •
  the offering includes securities registered (or qualified to be registered) on Form S-3 or Form F-3 which are to be offered and sold on a continuous or delayed basis by or on behalf of the registrant, a subsidiary of the registrant or a person of which the registrant is a subsidiary;

  •
  the amount of securities registered for such purposes must not exceed 10 percent of the aggregate value of our voting stock held by non-affiliates;

  •
  the securities must be sold through an underwriter acting on our behalf; and

  •
  the underwriter must be named in the prospectus.

        If all of the above requirements are not met, the offering must be priced and the securities sold only at the price as set forth in the prospectus and not at market prices.

Transfer Agent and Registrar

        The transfer agent and registrar for our securities is Continental Stock Transfer & Trust Company, New York, New York.

Reports to Security Holders

        We will furnish to holders of our securities annual reports containing audited financial statements. We may issue other unaudited interim reports to our security holders as we deem appropriate.

        Contemporaneously, with this offering, we intend to register our securities with the Commission under the provisions of Section 12(g) of the Exchange Act, as amended, and, in accordance therewith, we will be required to comply with certain reporting, proxy solicitation and other requirements of the Exchange Act.

SELLING SECURITY HOLDERS

        The registration statement, of which this prospectus forms a part, also covers the registration of 5,000,000 shares of common stock at $1.00 per share and 5,000,000 warrants at $.05 per warrant offered by the three security holders of United States, hereinafter collectively referred to as the selling security holders.

        The securities offered by the selling security holders will be offered and sold during the 90-day period following the closing of this offering and the closing of a business opportunity, such as a merger or acquisition.

        The following table sets forth certain information regarding the amount of securities of the class owned by each security holder before the offering, the amount to be offered for each security holder's account and the amount and the percentage of the class to be owned by each security holder after the offering is complete:

Name	Position	Common Stock Owned and Offered	Amount and % Owned After Offering	Warrants Owned And Offered	Amount and % Owned After Offering
Cameron Adair	Chairman of the Board, Chief Executive Officer, Chief Financial Officer	3,000,000	-0-	3,000,000	-0-
Thomas H. Hiles	President, Secretary, Director	500,000	-0-	500,000	-0-
MCC Trust	Stockholder	1,500,000	-0-	1,500,000	-0-

Totals		5,000,000		5,000,000

        The shares of common stock and warrants are being offered by the selling security holders in the corresponding amounts above. The securities offered hereby may be sold from time to time directly by the selling security holders. Alternatively, the selling security holders may from time to time offer such securities through broker-dealers and agents. The distribution of securities by the selling security holders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, and privately-negotiated transactions, at a fixed price of $1.00 per share of common stock and $.05 per warrant for the duration of the offering, regardless of any quotation on any market. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling security holders in connection with such sales of securities. The selling security holders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

        Under the Exchange Act and the regulations thereto, any person engaged in a distribution of the securities of United States offered by this prospectus may not simultaneously engage in market-making activities with respect to such securities of United States during the applicable "cooling off" period (nine days) prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rule 10b-6 and 10b-7, in connection with transactions in such securities, which provisions may limit the timing of purchases and sales of such securities by the selling security holders.

        Sales of securities by the selling security holders or even the potential of such sales may have a material adverse effect on the market prices of the securities offered hereby. Following the closing of this offering, the freely tradeable securities of United States ("public float") will be a minimum of 100,000 shares of common stock and 100,000 warrants and a maximum of 1,000,000 shares of common stock and 1,000,000 warrants, which does not include 5,000,000 shares of common stock and 5,000,000 warrants owned by the selling security holders. The freely tradeable securities of United States may only be offered and sold upon the closing of this offering and the closing of a business opportunity, such as a merger or acquisition, and the release of the securities from the Rule 419 escrow. The resale of the securities of the selling security holders are subject to prospectus delivery and other requirements of the Securities Act. Sales of such securities or the potential of such sales at any time may have a material adverse effect on the market prices of the securities offered hereby.

        All securities issued in connection with the offering, including securities offered by selling security holders, and any other securities issued with respect to such securities, shall be deposited directly into the escrow account until the closing of this offering and the closing of a business opportunity, such as a merger or acquisition, and until the conditions for release of deposited funds and securities under Rule 419(e)(3) have been met.

PLAN OF DISTRIBUTION

        United States intends to offer, sell and distribute publicly not less than 20,000 nor more than 200,000 units of United States at an offering price of $5.25 per unit, for a minimum offering of $105,000 and a maximum offering of $1,050,000. This offering is being offered on a "best efforts, minimum/maximum" basis during an offering period of 90 days, which may be extended for an additional 90 days. If 20,000 units are not sold and paid for by midnight Eastern time on the 90th day following the effective date of this prospectus, subject to the extension for an additional period of 90 days, all proceeds will be refunded promptly to subscribers in full, without interest and deduction for commissions or expenses. United States reserves the right to close the offering upon the sale of the minimum number of units offered hereby. If the last day of the sales period, or extended sales period, falls on a Saturday, Sunday or legal holiday, the next following business day shall be considered the last day of such period. No securities will be issued to the public investors until such time as the funds are deposited in the escrow account to United States within the time period described above. All proceeds will be deposited in an escrow account with Riggs Bank, N.A., Washington, D.C., until such time as the closing of this offering and the closing of a business opportunity, such as a merger or acquisition.

        Subject to the sale of at least 20,000 units, United States has agreed to pay to participating broker-dealers a sales commission of ten percent, or $.525 per unit. United States intends to offer the shares through participating broker-dealers, who are members of the National Association of Securities Dealers, Inc., Washington, D.C., on an agency basis. Following the effective date of this offering, management of United States intends to negotiate with various heretofore unidentified broker-dealer firms to participate in United States' offering of securities. Should United States retain a broker-dealer, United States will file a post-effective amendment to its registration statement identifying such firm, providing relevant disclosure in its plan of distribution and elsewhere in its registration statement. United States will also file any agreement with a broker-dealer as an exhibit to its registration statement. Such participating broker-dealers, if any, may be deemed to be statutory underwriters. No broker-dealer has agreed to underwrite this offering on a "best efforts" or "firm commitment" basis. There can be no assurance that any or all of the securities will be sold. Each participating broker-dealer will be allocated a specific number of units to sell on behalf of United States. However, such allocations may be reduced or revoked at any time during the offering, and no broker-dealer is obligated to purchase or sell any minimum number of units. No broker-dealer firm has agreed to participate in this offering. Also, United States intends to immediately offer the securities directly to the public through its officers and directors in those jurisdictions where sales by such persons are permitted by law. No commission or other remuneration will be paid to any officer or director on account of any such sales.

        Also, the registration statement of which this prospectus forms a part covers the offering of 5,000,000 shares of common stock at $1.00 per share and 5,000,000 warrants at $.05 per warrant owned by current stockholders, hereinafter collectively referred to as selling security holders. The securities offered by the selling security holders will be offered and sold during the 90-day period following the closing of this offering and the closing of a business opportunity, such as a merger or acquisition, and the release of the securities from the Rule 419 escrow. See "Selling Security Holders."

        United States has also reserved the right to offer the securities directly to the public through its officers and directors in those jurisdictions where sales by such persons are permitted by law and, otherwise, pursuant to Rule 3a4-1(a)(2) of the Exchange Act. The officers and directors who intend to participate in the offering are Messrs. Cameron Adair and Thomas H. Hiles. Accordingly, United States believes that such persons will qualify for the safe harbor from broker-dealer registration set out in Rule 3a4-1(a)(2) of the Exchange Act. No commission will be paid to any officer or director on account of any such sales. The proceeds to United States shown on the cover page of the prospectus assume the payment of commissions to the participating broker-dealer firms on all shares sold.

        None of the stockholders of United States will purchase any of the securities of this offering.

        United States has no plans, proposals, arrangements, understandings or agreements with any market maker regarding participation in the aftermarket for United States' securities.

        There are no plans, proposals, arrangements, understandings or agreements with respect to the sale of additional securities to affiliates or others following the registered distribution but prior to the identification of a business opportunity.

Pricing of the Offering

        Prior to this offering, there has been no public market for the securities of United States. Consequently, the initial public offering prices for the securities, including the exercise price of the warrants, have been determined by United States. Among the factors considered in determining the public offering prices were the history of, and the prospects for:

  •
  our proposed business;

  •
  an assessment of our management;

  •
  our proposed operations;

  •
  our development; and

  •
  the general condition of the securities market.

        The initial public offering prices do not necessarily bear any relationship to our assets, book value, lack of earnings or other established criteria of value. Such prices are subject to change as a result of market conditions and other factors, and no assurance can be given that a public market for the securities will develop after the closing, or if a public market develops, that such public market will be sustained, or that the securities can be resold at any time at the offering or any other price.

        Inasmuch as United States is offering the securities and an underwriter has not been retained for such purpose, United States' establishment of the offering price of the shares has not been determined by negotiation with an underwriter as is customary in an initial public offering. Thus, subscribers are subject to an increased risk that the price of United States' shares has been arbitrarily determined.

        United States' failure to retain a principal underwriter for this offering may have a material adverse effect on the development of a market in United States' securities. While management expects to contact several brokerage firms in order to interest them in making a market in United States' securities, there is no assurance management will be successful in obtaining market-makers for United States' securities. Moreover, if such efforts are successful, there is no assurance an active market will develop in United States' securities such that subscribers will be able to resell their securities following the closing of this offering. Upon closing of the minimum offering, United States' securities may not initially be eligible for listing on Nasdaq and, consequently, trading in United States' securities, if any, will be limited to the Electronic Bulletin Board in the over-the-counter market.

        The Commission has adopted regulations which generally define penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Upon authorization of the securities offered hereby for quotation, such securities will not initially be exempt from the definition of penny stock. If the securities offered hereby fall within the definition of a penny stock following the effective date, our securities may become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to the broker-

dealer, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the penny stock rules may restrict the ability of broker-dealers to sell our securities and may affect the ability of purchasers in this offering to sell our securities in the secondary market.

Exemption from State Registration

        United States intends to offer and sell this offering to accredited investors pursuant to exemptions from registration in a limited number of states. As such, purchasers of the securities in this offering, and in any subsequent trading market, must be residents of such exempt states. Also, we may be prevented from issuing common stock upon the exercise of our warrants in those states where exemptions are unavailable or we have failed to qualify the common stock issuable upon exercise of the warrants. However, United States intends to register this offering in the State of New York. As such, purchasers of the securities in this offering, and in any subsequent trading market, must be residents of such jurisdiction, absent an exemption from registration. United States will file a post-effective amendment to the registration statement, and related prospectus, for the purpose of disclosing additional states, if any, in which its securities will be eligible for sale.

LEGAL PROCEEDINGS

        United States is not a party to any legal proceedings and, to the best of its information, knowledge and belief, none is contemplated or has been threatened.

LEGAL MATTERS

        The validity of the securities being offered hereby will be passed upon for United States by Thomas Prousalis, P.L.L.C., 1919 Pennsylvania Avenue, N.W., Suite 200, Washington, D.C. 20006.

EXPERTS

        The financial statements of United States as of August 31, 2003, included in the registration statement and this prospectus have been included herein in reliance on the report of Habif, Arogeti & Wynne, LLP, independent certified public accountants, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered in this prospectus. This prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. Some items are omitted in accordance with the rules and regulations of the Commission. For further information about United States and the securities offered under this prospectus, you should review the registration statement and the exhibits and schedules filed as a part of the registration statement. Descriptions of contracts or other documents referred to in this prospectus are not necessarily complete. If the contract or document is filed as an exhibit to the registration statement, you should review that contract or document. You should be aware that when we discuss these contracts or documents in the prospectus we are assuming that you will read the exhibits to the registration statement for a more complete understanding of the contract or document. The registration statement and its exhibits and schedules may be inspected without charge at the public reference facilities maintained by the Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained from the Commission after payment of fees prescribed by the Commission. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, including United States, that file electronically with the Commission. The address of this Web site is www.sec.gov. You may also contact the Commission by telephone at (800) 732-0330.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
First United States Corporation

         We have audited the accompanying balance sheet of First United States Corporation ("Company") as of August 31, 2003, and the related statement of operations, stockholders' equity and cash flows for the period from inception (August 20, 2003) to August 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of August 31, 2003, and the results of its operations and its cash flows for the period from inception (August 20, 2003) to August 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                      HABIF, AROGETI & WYNNE, LLP

Atlanta, Georgia
September 30, 2003

FIRST UNITED STATES CORPORATION
(a development stage company)

BALANCE SHEET

August 31, 2003
ASSETS
Current asset—cash	$5,000
Deferred offering costs (Note 1)	—

Total assets	$5,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$—
Shareholders' equity:
Common stock, $.001 par value; authorized 100,000,000 shares; issued and outstanding 5,000,000 shares	5,000
Additional paid-in capital	800
Deficit accumulated during the development stage	(800)

5,000

Total liabilities and stockholders' equity	$5,000

The accompanying notes are an integral part of these statements.

FIRST UNITED STATES CORPORATION
(a development stage company)

STATEMENT OF OPERATIONS

Period From Inception (August 20, 2003) To August 31, 2003
Revenue	$—
Expenses:
Professional fees	—
Office facilities	400
Personnel expenses	400
Other	—

Total expenses	800

Net Loss	$800

The accompanying notes are an integral part of these statements.

FIRST UNITED STATES CORPORATION
(a development stage company)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
For the Period From Inception (August 20, 2003) to August 31, 2003

	Common Stock Shares	Common Stock Amount	Additional Paid-In Capital	Deficit	Total Stockholders' Equity
Balances, at inception	—	$—	$—	$—	$—
Initial issuance of common stock at $.001 per share on August 20, 2003	5,000,000	5,000	—	—	5,000
Contribution of office facilities and personnel	—	—	800	—	800
Net loss	—	—	—	(800)	(800)

Balances, August 31, 2003	5,000,000	5,000	800	(800)	5,000

The accompanying notes are an integral part of these statements.

FIRST UNITED STATES CORPORATION
(a development stage company)

STATEMENT OF CASH FLOWS

Period From Inception (August 20, 2003) To August 31, 2003
Cash Flows From Operating Activities:
Net loss	$(800)
Adjustments to reconcile net loss to net cash used in operating activities
Contribution of office facilities and personnel	800
Increase in accounts payable	—

Net cash used in operating activities	—
Cash Flows From Financing Activities:
Issuance of common stock	5,000

Net increase (decrease) in cash	5,000
Cash, at beginning of period	—

Cash, at end of period	$5,000

Supplemental Disclosure of Non-cash Financing Activities:
Increase in deferred offering costs through accounts payable	$—

The accompanying notes are an integral part of these statements.

FIRST UNITED STATES CORPORATION
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1—CORPORATE ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

        First United States Corporation ("Company") is a Delaware corporation and was incorporated on August 20, 2003. The Company was organized to provide a corporate entity in order to participate in certain business opportunities that arise from time to time.

        The Company's executive management has not devoted a significant amount of its time to the organization and development of the Company. The Company is considered a "development stage enterprise" and reports its financial position and cash flows in accordance with Statement of Financial Accounting Standards No. 7.

        The interim financial statements are unaudited and have been prepared by the Company in accordance with the rules and regulations of the Securities and Exchange Commission. The financial information included herein reflects all adjustments (consisting only of normal recurring adjustments) that are, in the opinion of management, necessary for a fair presentation of the results for interim periods. The results of operations for the period ended August 31, 2003 is not necessarily indicative of the results to be expected for the full year.

        The Company has no operations that raise substantial doubt about its ability to continue as a going concern. The continuation of the Company as a going concern is dependent upon the Company attaining profitable operations and raising funds. Management's plan in this regard is to raise additional funding through a public offering (see Note 3). The financial statements do not include any adjustment relating to the recovery and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should the Company discontinue operations.

        Offering costs represent costs incurred through August 31, 2003 in connection with the proposed public offering (see Note 3). In the event that such offering is successful, costs incurred as of August 31, 2003 will be charged against the proceeds of the offering. If the offering is not successful, the costs will be charged to operations. The deferred offering costs include $75,000 in legal fees that are not payable unless the maximum offering is achieved.

NOTE 2—STOCKHOLDERS' EQUITY:

        The Company's authorized stock consists of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock, both with a par value of $.001.

        On August 20, 2003, the Company issued 5,000,000 shares of common stock in consideration of $5,000 in cash. In addition, the Company issued 5,000,000 warrants for no consideration to purchase common stock with an exercise price of $1.10 and expiring in 2007. These warrants are redeemable by the Company under certain conditions. No warrants have been exercised.

        During the period from inception (August 20, 2003) through August 31, 2003, the Company has been provided the use of certain personnel and office facilities at no cost. These services have been valued at $400 per month, and have been included as an expense and a corresponding credit to paid-in capital in the accompanying financial statements.

NOTE 3—INITIAL PUBLIC OFFERING:

        The Company is contemplating an initial public offering ("Offering") of securities on Form SB-2. The Company intends to offer, sell and distribute publicly not less than 20,000 nor more than 200,000 units of the Company at an offering price of $5.25 per unit, for a minimum offering of $105,000 and a maximum offering of $1,050,000. Each unit comprises five shares of common stock and five warrants to purchase common stock. The warrants are exercisable at $1.10 commencing on the effective date of the Offering and for a four-year period thereafter. The Company contemplates that the Offering will be offered on a "best efforts, minimum/maximum" basis during an offering period of 90 days, which may be extended for an additional 90 days.

Dealer Prospectus Delivery Obligation

        Until 90 days after the date funds and securities are released from the escrow account, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

PART TWO

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.    Indemnification of Directors and Officers.

        As permitted by Delaware law, the registrant's certificate of incorporation includes a provision which provides that a director of the registrant shall not be personally liable to the registrant or its stockholders for monetary damages for a breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, which prohibits the unlawful payment of dividends or the unlawful repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit. This provision is intended to afford directors protection against, and to limit their potential liability for monetary damages resulting from, suits alleging a breach of the duty of care by a director. As a consequence of this provision, stockholders of the registrant will be unable to recover monetary damages against directors for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director's fiduciary duty and does not eliminate or limit the right of the registrant or any stockholder to obtain an injunction or any other type of nonmonetary relief in the event of a breach of fiduciary duty. Management of the registrant believes this provision will assist the registrant in securing and retaining qualified persons to serve as directors. The registrant is unaware of any pending or threatened litigation against the registrant or its directors that would result in any liability for which such director would seek indemnification or similar protection.

        Such indemnification provisions are intended to increase the protection provided directors and, thus, increase the registrant's ability to attract and retain qualified persons to serve as directors. Because directors liability insurance is only available at considerable cost and with low dollar limits of coverage and broad policy exclusions, the registrant does not currently maintain a liability insurance policy for the benefit of its directors although the registrant may attempt to acquire such insurance in the future. The registrant believes that the substantial increase in the number of lawsuits being threatened or filed against corporations and their directors and the general unavailability of directors liability insurance to provide protection against the increased risk of personal liability resulting from such lawsuits have combined to result in a growing reluctance on the part of capable persons to serve as members of boards of directors of public companies. The registrant also believes that the increased risk of personal liability without adequate insurance or other indemnity protection for its directors could result in overcautious and less effective direction and management of the registrant. Although no directors have resigned or have threatened to resign as a result of the registrant's failure to provide insurance or other indemnity protection from liability, it is uncertain whether the registrant's directors would continue to serve in such capacities if improved protection from liability were not provided.

        The provisions affecting personal liability do not abrogate a director's fiduciary duty to the registrant and its shareholders, but eliminate personal liability for monetary damages for breach of that duty. The provisions do not, however, eliminate or limit the liability of a director for failing to act in good faith, for engaging in intentional misconduct or knowingly violating a law, for authorizing the illegal payment of a dividend or repurchase of stock, for obtaining an improper personal benefit, for breaching a director's duty of loyalty (which is generally described as the duty not to engage in any transaction which involves a conflict between the interest of the registrant and those of the director) or for violations of the federal securities laws. The provisions also limit or indemnify against liability resulting from grossly negligent decisions including grossly negligent business decisions relating to attempts to change control of the registrant.

        The provisions regarding indemnification provide, in essence, that the registrant will indemnify its directors against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding arising out of the director's status as a director of the registrant, including actions brought by or on behalf of the registrant (shareholder derivative actions). The provisions do not require a showing of good faith. Moreover, they do not provide indemnification for liability arising out of willful misconduct, fraud, or dishonesty, for "short-swing" profits violations under the federal securities laws, or for the receipt of illegal remuneration. The provisions also do not provide indemnification for any liability to the extent such liability is covered by insurance. One purpose of the provisions is to supplement the coverage provided by such insurance. However, as mentioned above, the registrant does not currently provide such insurance to its directors, and there is no guarantee that the registrant will provide such insurance to its directors in the near future although the registrant may attempt to obtain such insurance.

        The provisions diminish the potential rights of action which might otherwise be available to shareholders by limiting the liability of officers and directors to the maximum extent allowable under Delaware law and by affording indemnification against most damages and settlement amounts paid by a director of the registrant in connection with any shareholders derivative action. However, the provisions do not have the effect of limiting the right of a shareholder to enjoin a director from taking actions in breach of his fiduciary duty, or to cause the registrant to rescind actions already taken, although as a practical matter courts may be unwilling to grant such equitable remedies in circumstances in which such actions have already been taken. Also, because the registrant does not presently have directors liability insurance and because there is no assurance that the registrant will procure such insurance or that if such insurance is procured it will provide coverage to the extent directors would be indemnified under the provisions, the registrant may be forced to bear a portion or all of the cost of the director's claims for indemnification under such provisions. If the registrant is forced to bear the costs for indemnification, the value of the registrant stock may be adversely affected. In the opinion of the Commission, indemnification for liabilities arising under the Securities Act is contrary to public policy and, therefore, is unenforceable.

Item 25.    Other Expenses of Issuance and Distribution.

        The following is an itemization of expenses, payable by the registrant and incurred by the registrant in connection with the issuance and distribution of the securities being offered hereby. The selling security holders do not intend to pay any of the expenses of the offering. All expenses are estimated except the Commission Registration and Filing Fee.

Commission Registration and Filing Fee	$4,810
Transfer Agent Fees	1,000
Financial Printing	15,000
Accounting Fees	2,000
Legal Fees (1)	75,000
Blue Sky Fees	1,500
Miscellaneous	690

TOTAL	$100,000

    (1)
    Payable from maximum proceeds only.

Item 26.    Recent Sales of Unregistered Securities.

        The registrant was incorporated in Delaware on August 20, 2003. The registrant has authorized capital of 100,000,000 shares of common stock, $.001 par value. The registrant has 5,000,000 shares of common stock and 5,000,000 warrants issued and outstanding prior to this offering.

        On August 20, 2003, the registrant issued 5,000,000 shares of common stock to three persons, including its two officers, in a private placement transaction for aggregate consideration of $5,000. The price of the common stock to such persons was $.001 per share, or par value.

        Also, on August 20, 2003, the registrant issued 5,000,000 warrants to its three stockholders, including its two officers, in a pro rata distribution, in a private placement transaction for no consideration. Each warrant entitles the holder to purchase one share of our common stock at $1.10 per share during the four year period commencing on the effective date of this offering. The warrants are redeemable upon certain conditions. Should all of the warrants be exercised, of which there is no assurance, the registrant will receive the proceeds therefrom aggregating up to an additional $6,600,000.

        All unregistered securities issued by the registrant prior to this offering are deemed "restricted securities" within the meaning of that term as defined in Rule 144 of the Securities Act and have been issued pursuant to certain "private placement" exemptions under Sections 4(2) of the Securities Act and Regulation D, as promulgated by the Commission, such that the sales of the securities were to sophisticated or accredited investors, as that latter term is defined in Rule 215 and Rule 501 of Regulation D of the Securities Act, and were transactions by an issuer not involving any public offering. Such sophisticated or accredited investors had access to information on the registrant necessary to make an informed investment decision.

        All of the aforesaid securities have been appropriately marked with a restricted legend and are "restricted securities," as defined in Rule 144 of the rules and regulations of the Commission, unless otherwise registered. All of the aforesaid securities were issued for investment purposes only and not with a view to redistribution, absent registration. All of the aforesaid persons have been fully informed and advised concerning the registrant, its business, financial and other matters. Transactions by the registrant involving the sales of these securities set forth above were issued pursuant to the "private placement" exemptions under the Securities Act, as amended, as transactions by an issuer not involving any public offering. The registrant has been informed that each person is able to bear the economic risk of his investment and is aware that the securities were not registered under the Securities Act, and cannot be re-offered or re-sold until they have been so registered or until the availability of an exemption therefrom. The transfer agent and registrar of the registrant will be instructed to mark "stop transfer" on its ledgers to assure that these securities will not be transferred, absent registration, or until the availability of an exemption therefrom is determined.

Item 27.    Exhibits and Financial Statement Schedules.

        The following is a list of Exhibits filed herewith by the registrant as part of the SB-2 Registration Statement and related Prospectus:

3.0	Certificate of Incorporation.
3.1	By-laws.
4.0	Form of Common Stock Certificate.
4.1	Form of Warrant Certificate.
5.0	Opinion of Thomas Prousalis, P.L.L.C. for Registrant.
10.0	Escrow Agreement.
10.1	Subscription Agreement.
23.0	Consent of Thomas Prousalis, P.L.L.C. is contained in Exhibit 5.0 of the Registration Statement.
23.1	Consent of Habif, Arogeti & Wynne, LLP.

Item 28.    Undertakings

        The undersigned registrant hereby undertakes to provide to participating broker-dealers, at the closing, certificates in such denominations and registered in such names as required by the participating broker-dealers, to permit prompt delivery to each purchaser.

        The undersigned registrant also undertakes:

    (1)
    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement:
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on November 7, 2003.

FIRST UNITED STATES CORPORATION

By:	/s/ CAMERON ADAIR Cameron Adair Chairman of the Board

        In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ CAMERON ADAIR Cameron Adair	Chairman of the Board, Chief Executive Officer, Chief Financial Officer	November 7, 2003
/s/ THOMAS H. HILES Thomas H. Hiles	President, Secretary, Director	November 7, 2003